Exhibit 21.01
Intuit Inc.
Domestic & International Subsidiaries as of August 18, 2025

Entity	Formation State/Country
Applatix Inc.	Delaware
CBS Employer Services, Inc.	Texas
Computing Resources, Inc.	Nevada
CK Progress, Inc.	Delaware
Credit Karma, LLC	Delaware
Credit Karma India Private Limited	India
Credit Karma Mortgage, Inc.	Delaware
Credit Karma Offers, Inc.	Delaware
Credit Karma Real Estate, Inc.	Delaware
Credit Karma Technologies, Ltd.	Canada
Credit Karma UK Limited	United Kingdom
Electronic Clearing House, LLC	Delaware
Exactor, Inc.	Delaware
Exactor (Canada), Inc.	Pennsylvania
GoCo.IO, Inc.	Delaware
IFI Borrower SPV I, LLC	Delaware
IFI Borrower SPV II, LLC	Delaware
IFI Borrower SPV III, LLC	Delaware
ImVision Software Technologies Ltd.	Israel
Intuit Australia Pty Limited	Australia
Intuit Canada Payments Inc.	Canada
Intuit Canada ULC / Enterprises Intuit Canada ULC	Canada
Intuit (Check) Software Ltd.	Israel
Intuit Community Impact Fund	Delaware
Intuit Consumer Group LLC	California
Intuit Do-It-Yourself Payroll	California
Intuit Financing Inc.	Delaware
Intuit Paris SAS	France
Intuit India Product Development Centre Private Limited	India
Intuit India Software Solutions Private Limited	India
Intuit India Technology and Services LLP	India
Intuit Insurance Services Inc.	California
Intuit Ireland Software Limited	Ireland
Intuit Limited	United Kingdom
Intuit Mint Bills, Inc.	Delaware
Intuit Mint Bills Payment Inc.	Delaware
Intuit Mortgage Inc.	Delaware
Intuit Payment Solutions, LLC	California

Intuit Payments Inc.	Delaware
Intuit Payroll Holding, LLC	Delaware
Intuit Payroll Services, LLC	Delaware
Intuit Quickbooks Mexico, S. de R.L. de C.V.	Mexico
Intuit Sales Tax LLC	Delaware
Intuit TT Offerings Inc.	Delaware
Intuit Tech-Gratuity Trust	India
Karma Insurance Services, LLC	California
Karma Platform Services, Inc.	Delaware
Karma Rating Solutions, Inc.	Delaware
Lacerte Software LLC	Delaware
Lion’s Partners, LLC	Delaware
Maple Leaf Meerkat, LLC	Delaware
McBurberod Financial, Inc.	California
Mint Software Inc.	Delaware
Money Access Services, Inc.	Delaware
Origami Logic Inc.	Delaware
Payroll Solution, Inc.	Texas
QuickBooks Online Payroll, Inc.	Delaware
Seed Financial Intermediate SPV, LLC	Delaware
Seed Financial SPV 1, LLC	Delaware
Seed Financial SPV 2, LLC	Delaware
The Intuit Foundation	California
The Rocket Science Group LLC	Georgia
The Rocket Science Group Holdings, Inc.	Georgia
TradeGecko Pte Ltd.	Singapore
TSheets Holdco Inc.	Delaware
TSheets.com LLC	Delaware